UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10A

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

eCrypt Technologies, Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or jurisdiction of incorporation or organization)	32-0201472 (I.R.S. Employer Identification No.)

4750 Table Mesa Dr.

Boulder CO, 80305

 (Address of principal executive offices)

Issuers telephone number 1.866.241.6868

Securities to be registered pursuant to Section 12(b) of the Act.

Title of each class None	Name of each exchange on which registered None

Securities to be registered pursuant to Section 12(g) of the Act.

500,000,000 shares of common stock, without par value

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Larger accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [ X ]

Table of Contents

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

3

EXPLANATORY NOTE:

4

ITEM 1. BUSINESS

4

ITEM 1A. RISK FACTORS

12

ITEM 2. FINANCIAL INFORMATION

16

ITEM 3. PROPERTIES

19

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

19

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

20

ITEM 6. EXECUTIVE COMPENSATION

22

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE  22

ITEM 8.  LEGAL PROCEEDINGS

23

ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.  23

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

24

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

27

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

28

ITEM 13.  FINANACIAL STATEMENTS AND SUPPLEMENTARY DATA

29

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANT

29

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

29

SIGNATURES

30

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

THIS REGISTRATION STATEMENT ON FORM 10 CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, PRINCIPALLY IN THE SECTIONS ENTITLED “DESCRIPTION OF BUSINESS,” “RISK FACTORS,” AND “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.” ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACT CONTAINED IN THIS FORM 10, INCLUDING STATEMENTS REGARDING FUTURE EVENTS, OUR FUTURE FINANCIAL PERFORMANCE, BUSINESS STRATEGY AND PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, ARE FORWARD-LOOKING STATEMENTS. WE HAVE ATTEMPTED TO IDENTIFY FORWARD-LOOKING STATEMENTS BY TERMINOLOGY INCLUDING “ANTICIPATES,” “BELIEVES,” “CAN,” “CONTINUE,” “COULD,” “ESTIMATES,” “EXPECTS,” “INTENDS,” “MAY,” “PLANS,” “POTENTIAL,” “PREDICTS,” “SHOULD” OR “WILL” OR THE NEGATIVE OF THESE TERMS OR OTHER COMPARABLE TERMINOLOGY. ALTHOUGH WE DO NOT MAKE FORWARD-LOOKING STATEMENTS UNLESS WE BELIEVE WE HAVE A REASONABLE BASIS FOR DOING SO, WE CANNOT GUARANTEE THEIR ACCURACY. THESE STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS, INCLUDING THE RISKS OUTLINED UNDER “RISK FACTORS” OR ELSEWHERE IN THIS FORM 10, WHICH MAY CAUSE OUR OR OUR INDUSTRY’S ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. MOREOVER, WE OPERATE IN A VERY COMPETITIVE AND RAPIDLY CHANGING ENVIRONMENT. NEW RISKS EMERGE FROM TIME TO TIME AND IT IS NOT POSSIBLE FOR US TO PREDICT ALL RISK FACTORS, NOR CAN WE ADDRESS THE IMPACT OF ALL FACTORS ON OUR BUSINESS OR THE EXTENT TO WHICH ANY FACTOR, OR COMBINATION OF FACTORS, MAY CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENTS.

YOU SHOULD NOT PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENT, EACH OF WHICH APPLIES ONLY AS OF THE DATE OF THIS FORM 10. BEFORE YOU INVEST IN OUR COMMON STOCK, YOU SHOULD BE AWARE THAT THE OCCURRENCE OF THE EVENTS DESCRIBED IN THE SECTION ENTITLED “RISK FACTORS” AND ELSEWHERE IN THIS FORM 10 COULD NEGATIVELY AFFECT OUR BUSINESS, OPERATING RESULTS, FINANCIAL CONDITION AND STOCK PRICE. EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE PUBLICLY ANY OF THE FORWARD-LOOKING STATEMENTS AFTER THE DATE OF THIS FORM 10 TO CONFORM OUR STATEMENTS TO ACTUAL RESULTS OR CHANGED EXPECTATIONS.

EXPLANATORY NOTE:

eCrypt Technologies, Inc., a Colorado corporation is filing this Amendment No. 1 on Form 10A (this "Amendment") to its registration statement on Form 10, which was filed with the Securities and Exchange Commission on November 10, 2008 (the "Original Filing") to restate and reissue its unaudited  financial statements for the period ended September 30, 2008 and its audited financial statements for  fiscal year ended March 31, 2008 contained in the Original Filing to include the opinion of De Joya Griffith and Company, LLC, a registered public accounting firm.  The previously issued statements were audited by Moore and Associates Chartered Accountants and Advisors whose registration was revoked in August of 2009.

Additionally, the unaudited  financial statements for the period ended September 30, 2008 and the audited financial statements for  fiscal year ended March 31, 2008 have been restated: i)  to reclassify and amortize a license fee; ii) to recalculate the value of certain convertible debt; iii) to reflect stock subscriptions converted to common stock and a 4-for-1 forward stock split subsequently announced; and iv) to reflect reclassification of assets and adjust depreciation for these assets.  The effect of the restatement is described in note 12 in the notes to the financial statements contained in this Amendment

In addition to the restatements discussed above, this Amendment: i) amends the information contained in Item 2 in the Original Filing; ii) clarifies that the name of eCrypt Technologies, Inc.’s main product is eCrypt which has applications for BlackBerry® smartphones; and iii) clarifies that eCrypt Technologies, Inc.’s website has changed from  shop.ecryptinc.com to www.ecryptinc.com.

Except as described above, no other changes have been made to the Original Filing.  Except as descibed above, this Amendment No. 1 on Form 10A does not reflect events occurring after the filing of the Original Filing or modify or update those disclosures, including any exhibits to the Original Filing affected by subsequent events. Information not affected by the changes described above is unchanged and reflects the disclosures made at the time of the Original Filing.  Accordingly, this Amendment No. 1 on Form 10A should be read in conjunction with our filings made with the Securities and Exchange Commission subsequent to the filing of the Original Filing, including any amendments to those filings.

ITEM 1. BUSINESS

Overview

eCrypt Technologies, Inc., a Colorado corporation (hereinafter “eCrypt,” the “Company,” or the “Registrant"), was incorporated in the State of Colorado, on April 19, 2007.  The Company provides encryption software which secures the transmission of, storage of, and access to digital information.  The Company is in the developmental stage of its business operations.

Principal Products

eCrypt is a development stage company whose primary business focus is on Information Security solutions which assist individuals and entities in securely transmitting, storing, and accessing information.  The Registrant believes its business will come from three primary areas: (1) Software sales; (2) Managed Communication Network Services (“MCNS”); and (3) Information Technology (“IT”) consulting services.  The Company believes that once it is no longer in the development stage, a majority of its revenues will be derived from software sales, while some of its revenue will be derived from MCNS and IT consulting services.

Software - eCrypt is developing and plans to sell device-based encryption and security software for Personal Digital Assistants (“PDAs”), wireless handheld devices, laptop and desktop computers, pocket computers, cellular phones, smartphones, and other file storage devices. The Company has developed, and is currently in the process of running internal testing on, its flagship product, eCrypt for BlackBerry® smartphones, encryption software for messaging on BlackBerry Wireless Handheld devices.  In 2007, eCrypt secured a 50-user BETA test group for eCrypt for BlackBerry smartphones.  eCrypt has also received a commitment from the 50-user BETA test group for the purchase of at least 100 licenses of eCrypt for BlackBerry smartphones upon successful completion of BETA testing; each individual license will be sold for $49.95.

 eCrypt is also developing and plans to sell device-based encryption and security software which protects email, Short Message Service (“SMS”), peer-to-peer (“P2P”), PIN-to-PIN, Instant Messaging (“IM”), Multimedia Message Service (“MMS”), and voice communications for users on such devices and mobile devices.  Additionally, eCrypt is developing and plans to sell device-based secure access interfaces which allow users to conduct financial activities on mobile devices, as well as secure access User Interfaces (“UIs”) for mobile devices.  eCrypt has the ability to customize its device-based encryption and security software, as well as its secure access UIs, for the purpose of securely storing, communicating and accessing information.  In addition to the device-based software, eCrypt is also developing and plans to sell appliance-based encryption software for email servers and for the files stored on servers.

Managed Communications Network Services – eCrpyt also operates a Managed Communications Network Services business through which eCrypt assits its clients with managing their electronic communication needs.

IT Consulting – eCrypt also will provide IT consulting services through which eCrypt will assist its clients with establishing solutions for deficiencies or weaknesses in the client’s business equipment, communications infrastructure, communications network security, and/or business practices in relation to the security of information.

Growth and Development

eCrypt is currently in the developmental stage of its business operations.  The eCrypt team assembled in June 2006, at which time the members began concept development for what has become the Company’s flagship product, eCrypt for BlackBerry® smartphones.  The Company formally incorporated in the State of Colorado, on April 19, 2007 (“Incorporation Date”) and commenced product development shortly thereafter.

Since its Incorporation Date, the Company has performed a number of tasks in furtherance of the Company’s business.  These tasks include, but are not limited to:  i) setting up bank accounts; ii) establishing supplier accounts; iii) purchasing business equipment and software; iv) completing an initial private placement offering of common stock; v) entering into a service agreement with a client for MCNS; vi) entering into an OEM License agreement with Certicom (for the development of eCrypt for BlackBerry® smartphones) and a BlackBerry ISV (Independent Software Vendor) Alliance with Research In Motion (“RIM”), as more fully explained within this section; and vii) applying for Mass Market Commodity Classification for eCrypt for BlackBerry smartphones from the United States Department of Commerce Bureau of Industry and Security.  The Company is currently in the process of running internal testing on, its flagship product, eCrypt, encryption software for messaging on BlackBerry Wireless Handheld devices.

Certicom OEM

Effective January 31, 2008, eCrypt entered into an OEM License Agreement (the “OEM License Agreement”) with Certicom Corp., a cryptography company specializing in public key infrastructure implementations, device security, anti-counterfeiting, product authentication, asset management, and fixed-mobile convergence.  Pursuant to the OEM License Agreement, eCrypt was granted a worldwide, non-exclusive, non-transferable license to develop a software product which combines eCrypt’s software with Certicom’s software, Security Builder Crypto-C for RIM, Version 3.2, as compiled within the Research in Motion Crypto API (“Security Builder”).  Additionally, through the OEM License Agreement eCrypt was granted a license to reproduce and use the object code of the libraries, sample code, and other items specifically designated as “runtime” in Security Builder for distribution purposes.  eCrypt is required to pay Certicom a production fee of $1.00 per unit for each application sold by eCrypt, with an initial $10,000 production fee for the first 10,000 units having been paid upon execution of the OEM License Agreement.  The term of the OEM License Agreement is three (3) years.

The foregoing description of the OEM License Agreement does not purport to be complete and is qualified in its entirety by reference to the OEM License Agreement which is attached hereto as Exhibit 10.1

BlackBerry ISV with RIM

Effective April 2, 2008, eCrypt entered into a Blackberry Alliance Program – Master Alliance Agreement and joined the BlackBerry Alliance Program with Research in Motion Limited (“RIM”), a leading designer, manufacturer, and marketer of wireless solutions for the worldwide mobile communications market.  Specifically, eCrypt is part of the BlackBerry® Independent Software Vendor (ISV) Alliance Program (the “Alliance Program”).  The Alliance Program is intended to provide certain support to members who are interested in integrating marketable third party applications for BlackBerry wireless handheld devices.  As a BlackBerry® ISV Alliance Member™, eCrypt receives resources, support and tools from RIM needed to develop and sell software applications for BlackBerry smartphone users.

Members of the Alliance Program are granted the personal, non-exclusive, non-transferrable right to distribute BlackBerry Solutions or Third Party Software for RIM Products in the Member’s designated territory.  eCrypt’s designated territory is the United States of America.  As part of the Alliance Program, RIM and eCrypt are permitted to engage in joint marketing efforts with the other on a non-exclusive basis from time to time.

The initial term of the Alliance Program is one (1) year.  Thereafter, RIM may elect to renew the relationship with eCrypt for successive one-year periods.  The annual fee for membership in the Alliance Program is $2,000.

The foregoing description of the Blackberry Alliance Program – Master Alliance Agreement does not purport to be complete and is qualified in its entirety by reference to the Blackberry Alliance Program – Master Alliance Agreement which is attached hereto as Exhibit 10.2

Research and Development

Since its inception, eCrypt’s founders have collectively contributed thousands of uncompensated hours to the research and development necessary to form the Company and launch the Company’s business operations.  The time contributed has primarily been focused on development and testing of the Company’s flagship software product, eCrypt for BlackBerry® smartphones, research of the information security industry, research of target markets, and research of the legal regulatory environment applicable to encryption software.

Over the next twelve (12) months, eCrypt plans to continue developing product enhancements and strengthening strategic alliances.  In particular, eCrypt plans to develop additional language support for its flagship product, eCrypt for BlackBerry smartphones.  The Company also plans to commence research for development of encryption software solutions for platforms other than the BlackBerry Wireless Handheld, as well as research for development of other security software for mobile devices.  Additionally, the Company will engage BETA test groups in anticipation of software releases.

eCrypt plans to have a presence at the Wireless Enterprise Symposium (“WES”) in May of 2009, a conference billed as the “biggest BlackBerry event of the year,” as a new BlackBerry® ISV Alliance Member™ guest of RIM.  At WES, eCrypt will have the opportunity to perform informal market research among potential end users, fellow Alliance Members, and potential competitors.

The Company also plans to begin prospecting for distribution alliance partners in the near term.  Furthermore, eCrypt will pursue strategic engagements of individuals considered to be leading authorities in the field of cryptography for the purposes of seeking advice, testing software, and providing other relevant product-specific research and guidance.

Production

Software - All eCrypt software is currently developed under the supervision of Brad Lever, Gabi Rosu and Kasia Zukowska, the initial founders of eCrypt (collectively referred to as the “Founders”).  Software testing and troubleshooting is carried out by all Founders of the Company.  The software is then deployed for use and testing by BETA groups, who provide feedback to the Company regarding bugs and other problems which may be discovered in the software.  The Founders organize regular meetings to absorb and address the feedback received from these testing sessions.

Managed Communications Network Services – For its Managed Communications Network Services business, eCrypt gathers and analyzes information on-site at a client’s place of business.  Concept development is then completed at eCrypt’s offices.  Once the final solution is presented to the client, implementation may require the purchase of appropriate equipment, as well as the engagement of a data center, which will host one or more of the servers required for the solution.  eCrypt installs and configures all necessary equipment and trains clients on its use.  The Registrant then provides ongoing user assistance, as well as recurring visits to the client’s site for maintenance purposes.

IT Consulting – eCrypt will provide IT consulting services at the client’s place of business.  In typical IT consulting service projects, clients will engage eCrypt to discover, address, and propose solutions for deficiencies or weaknesses in the client’s business equipment, communications infrastructure, communications network security, and/or business practices in relation to the security of information.

Suppliers

eCrypt’s major suppliers for its recurring business needs include, but are not limited to: i) Certicom; ii) Research in Motion (“RIM”); iii) AT&T Mobility; iv) Init Seven; and v) Stargate Connections Ltd.

Certifcom - Certicom provides the Company with cryptography Application Program Interfaces (“APIs”), which enable developers to secure applications, communications, and mobile devices while protecting content and other critical assets using cryptography. eCrypt has a three (3) year OEM License Agreement with Certicom. No purchases were made from Certicom in 2007.  In January 2008, a $10,000 production fee was made to Certicom.  eCrypt will remit and report quarterly royalty fee payments to Certicom in 2008.

Research in Motion - eCrypt is a RIM BlackBerry® ISV Alliance Member™.  As part of the BlackBerry Alliance, RIM provides the Company with resources, support and tools necessary to develop and sell innovative, market-driven applications for BlackBerry smartphone users.  The initial term of the Alliance Program is one (1) year.  Thereafter, RIM may elect to renew the relationship with eCrypt for successive one-year periods.   In 2007, a $100 purchase for a RIM API key signing was made. In 2008, a $2000 BlackBerry Alliance Membership fee was paid to RIM.

AT&T - AT&T Mobility provides the Company with wireless data services and devices for the Company’s Managed Communications Network Services.  AT&T Mobility also provides the Company with wireless services and devices for the Company’s internal operations.  In 2007, the Company spent approximately $4,596 on wireless services and devices from AT&T Mobility.  In 2008, the Company spent approximately $14,472 on wireless services and devices from AT&T Mobility.

Init Seven - Init Seven, AG provides the Company with co-location services, commonly referred to as server hosting services.  In 2007, the Company spent approximately $2,191 on co-location services from Init Seven, AG.  In 2008, the Company spent approximately $2,953 on co-location services from Init Seven, AG.

Stargate Connections Ltd. - Stargate Connections Ltd., provides the Company with co-location services, commonly referred to as server hosting services.  In 2007, the Company spent $100 on co-location services from Stargate Connections Ltd.  In 2008, the Company spent approximately$4,300 on co-location services from Stragate Connections Ltd.

Distribution

The Company plans to distribute its software globally, in accordance with applicable import and export regulations, through a number of distribution channels.  The primary method of distribution will be through the Company’s eCommerce website at www.ecryptinc.com.  The Company will also pursue Strategic Distribution Alliances with service providers, carrier dealers, and software vendors to distribute its software.  The Company does not currently have any Strategic Alliance Distribution contracts in place.

To date the Company has not distributed any products.  The Company has, however, provided it’s Managed Communications Network Services to a client.

All of eCrypt’s products and services will be offered and distributed globally, in accordance with applicable import and export regulations.

Customers and Marketing

Customers

eCrypt did not sell products or provide services to any customers in either 2006 or 2007.  To date, the Company’s only current customer through which the Company has generated revenue is a party utilizing the Company’s services related to its MCNS business.

Marketing

The Company will initially make efforts to market its product(s) on the internet, using the Company website (www.ecryptinc.com), as well as posting advertising (written and, post-production with Go 2 Productions, video/audio/animation) on sites such as YouTube.com, MySpace.com, NewScientist.com,

Gizmodo.com, technology-blog.com, and other similar websites.  Additionally, the Company will collaborate with Research In Motion on joint marketing efforts in preparation for, and at, WES 2009.  The Company plans to have both casual (without a booth) and official (with a booth or as a Speaker) presence at trade shows such as the Financial Forum hosted in Vancouver, BC Canada; the IDC IT FORUM & EXPO hosted in Boston, MA USA; the ISCE International Satellite & Communications Exchange Conference and Expo hosted in LA, CA USA; DIGITAL DOWNTOWN (D2) hosted in NY, NY USA; GLOBALCOMM hosted in Las Vegas, NV USA; and other such trade shows and expos, internationally.  The Company will also market its solution to Celebrities and Personalities at conventions such as the Sundance Film Festival.  Additionally the Company will seek to place advertisements in various LifeStyle, Technology, and Business magazines. Additionally the Company is considering engaging in strategic marketing alliances (eg: sponsoring an athlete).  Remaining marketing will be word of mouth, and referral.

Competition

eCrypt’s flagship software product, eCrypt for BlackBerry® smartphones, faces direct competition from three primary development companies: SAMURAI by BabelSecure, SecureMessage by Cworx, and SecretMail by Link2.   Each of the foregoing companies currently offers and sells a software product similar to our flagship product, eCrypt for BlackBerry smartphones.   These companies are at a more advanced stage of business operations than eCrypt because their products are currently available in the market place.  Although there is no assuarance that we will be able to successfully compete with these companies once we release eCrypt for BlackBerry smartphones to the marketplace, we currently believe that we will be able to successfully compete with these companies because we believe that eCrypt for BlackBerry smartphones will have better functionality and will be easier to use than the products of our competitors.  With respect to the Company’s other security software, eCrypt faces tangential competition from Ascendo, Inc. and Rove (formerly Idokorro Mobile).  eCrypt also faces general competition to its security applications from other information security companies, such as PGP, Entrust, and Voltage.

Property

The Company does not currently own any real property.  However, the Company has negotiated the lease of office space located at 103 - 248 East 2nd Avenue, Vancouver, British Columbia, Canada, upon the space’s completion in May 2009.  This office will serve as the Company’s headquarters.  Currently the Company runs its business operations at 2129 - 4951 Netarts Hwy W, Tillamook OR, 97141.

The Company utilizes a Switzerland-based co-location facility to host its email servers and a Canadian-based co-location facility to host its eCommerce server.  The eCommerce server will serve as the mechanism through which the Company will distribute its software online, for both purchase and evaluation purposes.

eCrypt owns the following internet domain names: ecryptinc.com, ecryptinc.ca, ecryptinc.org, ecryptinc.net, ecryptinc.cc, and ecryptinc.mobi.

Intellectual Property and Agreements

Trademarks

eCrypt has applied for trademarks with the United States Patent and Trademark Office for each of the following:

1)  A stylized version of the eCrypt logo in relation to products and services offered by the Company.  The mark consists of the letter “e” in small circle and a stylized version of the word “crypt.”  The mark appears as follows:

2)  A stylized version of the “e” icon in relation to products and services offered by the Company.  The mark consists of the letter “e” in a small circle.  The mark appears as follows:

3)  The word mark “control is key,” without stylization, in relation to products and services offered by the Company.  The mark consists only of the words of which it is comprised.

Patents

eCrypt is currently investigating whether its original processes developed in association with its flagship encryption software, eCrypt for BlackBerry® smartphones are patenable.  If the Company determines that its original processes are patentable, then the Company will apply for patent protection with the United States Patent and Trademark Office.

Licenses

The research, development and commercialization of a encryption software often involves alternative development and optimization routes, which are presented at various stages in the development process. The preferred routes cannot be predicted at the outset of a research and development program because they will depend upon subsequent discoveries and test results.  There are numerous third-party patents in our field, and it is possible that to pursue the preferred development route of one or more of our products we will need to obtain a license to a patent, which would decrease the ultimate profitability of the applicable product. If we cannot negotiate a license, we might have to pursue a less desirable development route or terminate the program altogether.

As noted above, effective January 31, 2008, eCrypt entered into an OEM License Agreement with Certicom Corp., a cryptography company specializing in public key infrastructure implementations, device security, anti-counterfeiting, product authentication, asset management, and fixed-mobile convergence.  Pursuant to the OEM License Agreement, eCrypt was granted a worldwide, non-exclusive, non-transferable license to develop a software product which combines eCrypt’s software with Certicom’s software, Security Builder Crypto-C for RIM, Version 3.2, as compiled within the Research in Motion Crypto API.  Additionally, through the OEM License Agreement eCrypt was granted a license to reproduce and use the object code of the libraries, sample code, and other items specifically designated as “runtime” in Security Builder for distribution purposes.  eCrypt is required to pay Certicom a production fee of $1.00 per unit for each application sold by eCrypt, with an initial $10,000 production fee for the first 10,000 units having been paid upon execution of the OEM License Agreement.  The term of the OEM License Agreement is three (3) years.

Trade Secrets

The Company also relies on trade secrets, proprietary know-how and continuing technological innovation to develop and maintain a competitive position in our product areas.  eCrypt employees and officers must sign a Non-Disclosure Agreement before they are authorized to discuss particulars of the functionality of the Company’s software products.  All current employees and officers of the Company who are privy to confidential information have signed Non-Disclosure and Non-Competition Agreements with the Company.  The foregoing description of our Non-Disclosure Agreement does not purport to be complete and is qualified in its entirety by reference to the Non-Disclosure Agreement which is attached hereto as Exhibit 10.3 and is hereby incorporated by reference.

Additionally, Gabriel Rosu, the Company’s Chief Development Officer, has signed a Software Development Partnership Agreement with the Company, pursuant to which eCrypt specifically retains ownership rights to all codes created and developed by Mr. Rosu in the scope of his engagement by the Company.  The foregoing description of the Software Development Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the Software Development Partnership Agreement which is attached hereto as Exhibit 10.4 and is hereby incorporated by reference.

Environmental Issues

The Company’s goods and services, or the production or provision thereof, do not directly impact the environment.  Notwithstanding the foregoing, the Company strives to be environmentally friendly in all aspects of its operations.

Governmental Regulations

Encryption Software is classified as a “dual-use good,” meaning that it can be used by both the general public and the military.  Export of such goods is regulated by The Wassenaar Arrangement on Export Controls for Conventional Arms and Dual-Use Goods and Technologies (the “Wassenaar Arrangement”).

The Wassenaar Arrangement was established in order to contribute to regional and international security and stability by promoting transparency and greater responsibility in transfers of conventional arms and dual-use goods and technologies, thus preventing destabilizing accumulations. Participating States seek, through their national policies, to ensure that transfers of these items do not contribute to the development or enhancement of military capabilities which undermine these goals, and are not diverted to support such capabilities.

The Participating States of the Wassenaar Arrangement include:  Argentina, Australia, Austria, Belgium, Bulgaria, Canada, Croatia, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Japan, Latvia, Lithuania, Luxembourg, Malta, Netherlands, New Zealand, Norway, Poland, Portugal, Republic of Korea, Romania, Russian Federation, Slovakia, Slovenia, South Africa, Spain, Sweden, Switzerland, Turkey, Ukraine, United Kingdom and United States.

In the United States, the Bureau of Industry and Security (“BIS”) is responsible for implementing and enforcing the Export Administration Regulations (“EAR”), which regulate the export and re-export of most commercial items.  Encryption software is subject to the EAR and other U.S. law, and may not be exported or re-exported to certain countries (currently Cuba, Iran, North Korea, Sudan and Syria) or to persons or entities prohibited from receiving U.S. exports.  Because of this, the Company has applied and has received approval for Mass Market Status Export Authorization from the BIS.  Mass Market Status is given to encryption products which have been reviewed and classified by the BIS as exportable under certain rules and regulations, including the mass market encryption rules of the EAR.

On June 11, 2008 the eCrypt recieved a Mass Market Commodity Classification for eCrypt for BlackBerry® smartphones from the United States Department of Commerce; a copy of the Commodity Classification is attached hereto as Exhibit 10.5 and is hereby incorporated by reference.  Because the Company has received this Commodity Classification, eCrypt is allowed to export its software to all people, except restricted parties, such as Specially Designated Nationals, Denied Parties, Denied Entities, and any other prohibited end uses and users (such as end uses/users involving the design, development, production or use of WMDs or missiles), and all countries, except embargoed destinations identified in the EAR; and, the Terrible Five, or T-5, countries: Cuba, Iran, North Korea, Sudan, and Syria..

Employees

The Company does not currently have any full-time employees.  The founders of the Company are currently fulfilling the roles described herein without wages or salaries.

Reports to Security Holders

Once this registration statement becomes effective, we will become subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, NE, Room 1580, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549 at prescribed rates. The public could obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

ITEM 1A. RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN EVALUATING OUR BUSINESS BEFORE PURCHASING ANY OF OUR SHARES OF COMMON STOCK. NO PURCHASE OF OUR COMMON STOCK SHOULD BE MADE BY ANY PERSON WHO IS NOT IN A POSITION TO LOSE THE ENTIRE AMOUNT OF HIS INVESTMENT. THE ORDER OF THE FOLLOWING RISK FACTORS IS PRESENTED ARBITRARILY. YOU SHOULD NOT CONCLUDE THE SIGNIFICANCE OF A RISK FACTOR BECAUSE OF THE ORDER OF PRESENTATION.  OUR BUSINESS AND OPERATIONS COULD BE SERIOUSLY HARMED AS A RESULT OF THESE RISKS.

Risks Relating to Our Business

Research In Motion may not renew the Company’s BlackBerry® ISV Alliance Membership.

The initial term for the Company’s BlackBerry Alliance Program membership with RIM is one (1) year, at the expiration of which RIM has a unilateral option to renew the Company’s membership.  If the Company’s membership is not renewed by RIM, the Company would cease to receive the proprietary resources, development support, and tools from RIM needed to develop and sell applications for BlackBerry smartphone users.  Furthermore, the Company would lose access to RIM’s marketing power.  If the Company’s BlackBerry Alliance Program membership with RIM is not renewed, the Company’s development and distribution of BlackBerry Wireless Handheld compatible software would be adversely affected.  Such non-renewal could result in reduced profits and profit margins and could inhibit the Company’s ability to develop new and improved BlackBerry-specific software.

Need for Additional Financing.

We expect that our current capital and our other existing resources will be sufficient only to provide a limited amount of working capital, and the revenues generated from our business operations alone will not be sufficient to fund our business operations and planned growth.  We will require additional capital to continue to operate and further expand our business.  We may be unable to obtain the additional capital required.  Unless we raise the additional capital needed for our product development and business growth, our business will fail.

We plan to pursue sources of additional capital through various financing transactions or arrangements, including equity financing or other means.  We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means.  If we do not succeed in raising additional capital we may not be able to sustain our business operations.

Any additional capital raised through the sale of equity may dilute your ownership percentage.  This could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity.  The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.

The Company’s original processes developed in association with the Company’s flagship product, eCrypt for Blackberry, may not be patentable.

The Company is currently investigating the possibility of applying for patent protection for the original processes developed in association with our flagship encryption software, eCrypt for BlackBerry® smartphones.   If the Company determines the processes developed by the Company are not patentable, this will dramatically restrcict the Company’s ability to  legally prevent “knock-offs” of its processes and would allow other companies to utilize such processes to compete with the Registrant.  This could result in a negative impact to the Company’s relative market position and could potentially dilute the relative strength of the Company’s products.

The Company’s trademark applications may be denied.

The Company has applied for trademark protection for original icons, logos, and word marks which differentiate the Company and the Company’s products.  If the Company’s trademark applications are denied, the icons, logos, and word marks associated with the Company and the Company’s products would not be exclusively protected for the benefit of the Company.  If other companies were able to use icons, logos, and word marks that are substantially similar to those used by the Company, the Company’s brand could be diluted.  Such dilution could result in a negative impact to the Company’s relative market position.  Denial of trademark applications could also result in reduced profits and profit margins because of consumer confusion in the marketplace related to the Company’s icons, logos, and word marks.

We have are a development stage company, as such, it is difficult to evaluate our financial performance and prospects.  There is no assurance that we will achieve profitability or that we will not discover problems with our business model.

The Company  has a limited operating history; it was formed on April 19, 2007.  As such, it is difficult to evaluate the Company’s future prospects and performance.  There is no assurance that we will be successful in developing commercially viable products, that we will ever realize significant revenue from operations, or that we will ever achieve profitability.

We have limited funds available for operating expenses.  If we do not obtain funds when needed, we will have to cease our operations.

Currently, we have limited operating capital.  In the foreseeable future, we expect to incur significant expenses when developing our business.  During the next twelve months, the Company anticipates that it will need to make capital expenditures in the amount of $750,000 to continue with our business plan.  We plan to pursue sources of additional capital to fund our capital expenditures through various financing transactions or arrangements, including equity financing or other means.  We may be unable to locate sources of capital or may find that capital is not available on terms that are acceptable to us to fund our additional expenses.  There is the possibility that we will run out of funds, which will both affect our ability to continue the development of our products and our ability to achieve profitability.

Our success is dependent on retaining key personnel who would be difficult to replace.

Our success depends largely on the continued services of our key management. In particular, our success depends on the continued efforts of Mr. Brad Lever, our sole director and Chief Executive Officer. Mr. Lever has been instrumental in developing our business model and is crucial for our business development. There can be no assurance that Mr. Lever will continue in his present capacities for any particular period of time.  The Company does not have any employment agreements with Mr. Lever.  The loss of the services of Mr. Lever could materially and adversely affect our business development. This could force us to curtail or cease our business operations.

We depend on attracting and retaining qualified employees, the failure of which could result in a material decline in our revenues.

We are a developer of encryption software. Our revenues and future growth depend on our ability to attract and retain qualified employees. This is especially crucial to our business, as these employees will generate revenue by developing the products that we offer. We may face difficulties in recruiting and retaining sufficient numbers of qualified employees because the market may not have enough personnel of such kind. In addition, we compete with other companies for qualified employees. If we are unable to retain such employees, we could face a material decline in our revenue.

If we fail to implement our business strategy, our business, financial condition and results of operations could be materially and adversely affected.

Our future financial performance and success are dependent in large part upon our ability to implement our business strategy. We may not be able to implement our business strategy successfully or achieve the anticipated benefits of our business plan. If we are unable to do so, our long-term growth and profitability may be adversely affected as we will not be able to generate the anticipated revenue that we hope to experience from the sales of our products.  Even if we are able to implement some or all of the initiatives of our business plan successfully, our operating results may not improve to the extent we anticipate, or at all.

We may face fierce competition from other businesses. If we cannot gain a market share among this competition, we may not earn revenues and our business may fail.

eCrypt believes that it will face competition from other businesses, especially those with established software products, greater name recognition, greater financial and marketing resources, and a longer operating history. Once we complete the development of our flagship product, eCrypt for BlackBerry® smartphones, there can be no assurance that we will be able to achieve or maintain adequate market share or sales in order to achieve profitability and significantly expand our business operations.

Risks Relating to Our Common Stock

We have a large number of authorized but unissued common stock.

Our Articles of Incorporation authorize the issuance of 500,000,000 shares of common stock.  On October 7, 2008, subsequent to the date of the information contained in the financial statements attached hereto, the Company completed a 4:1 forward split of the Company’s issued and outstanding common stock.  We presently have 33,203,992 shares of common stock issued and outstanding.  Our Board of Directors has the power to issue any or all of such additional shares without stockholder approval.  Although  we  presently  have  no  commitments,  contracts  or intentions to issue any additional  shares,  we may issue shares for the purpose of raising additional capital. Potential investors should be aware that any such stock issuance may result in a reduction of the book value or market price of our common stock of the then outstanding shares.  Furthermore, if we issue additional shares, such issuance will reduce the proportionate ownership and voting power of the other stockholders, and any new issuance of shares may result in a change of our control.

Resale of our shares may be difficult because there is no current market for our shares, and it is possible that no market will develop. This may reduce or limit the potential value of our shares.

There is no current public market for our shares of common stock, and no assurance that such a public market will develop in the future. Even in the event that such a public market does develop, there is no assurance that it will be maintained or that it will be sufficiently active or liquid to allow stockholders to easily dispose of their shares. The lack of a public market or the existence of a public market with little or no activity or liquidity is likely to reduce or limit the potential value of our shares.

If a trading market develops for eCrypt’s common stock, it is likely to be subject to the "Penny Stock" Rules of the SEC. The application of such rules would make transactions in our stock cumbersome and may reduce the value of an investment in eCrypt’s stock.

There is no current trading market for the Shares and there can be no assurances that a trading market will develop. If such a trading market does develop, it will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to make a special written determination that the penny stock is a suitable investment for the purchaser and to receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock as long as it is subject to the penny stock rules. In addition, holders of our shares may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Potential future sales under Rule 144 may depress the market price for the common stock.

In general, under Rule 144, a person who has satisfied a one-year holding period may sell within any three-month period a number of shares which does not exceed one percent of the then outstanding shares of common stock. Rule 144 also permits the sale of shares without any quantity limitation by a person who is not considered to be our affiliate and who has beneficially owned the shares for a minimum period of two years. Therefore, the possible sale of our currently outstanding shares pursuant to Rule 144 may, in the future, have a depressive effect on the price of our common stock in the over-the-counter market.

ITEM 2. FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operation

Overview & Plan of Operation

eCrypt Technologies, Inc. was incorporated in the State of Colorado, on April 19, 2007.  The Company provides encryption software which secures the transmission of, storage of, and access to digital information.  Currently the Company is in the developmental stage and is in the process of establishing its business operations.  Over the next twelve (12) months, eCrypt will continue developing product enhancements and strengthening strategic alliances.  In particular, eCrypt plans to develop additional language support for its flagship product, eCrypt for BlackBerry® smartphones.  The Company also plans to commence research for development of encryption software solutions for platforms other than the BlackBerry Wireless Handheld, as well as research for development of other security software for mobile devices.  Additionally, the Company will engage BETA test groups in anticipation of software releases.

We also plan to have a presence at the Wireless Enterprise Symposium (“WES”) in May of 2009, a conference billed as the “biggest BlackBerry event of the year,” as a new BlackBerry® ISV Alliance Member™ guest of RIM.  At WES, eCrypt will have the opportunity to perform informal market research among potential end users, fellow Alliance Members, and potential competitors.  Additionally, the Company also plans to begin prospecting for distribution alliance partners in the near term.  Furthermore, eCrypt will pursue strategic engagements of individuals considered to be leading authorities in the field of cryptography for the purposes of seeking advice, testing software, and providing other relevant product-specific research and guidance.

In addition to the foregoing, in an effort to advance the business operations of the Company, over the next twelve (12) months the Company plans to undertake the following actions in the order in which they are listed:

·

complete BETA testing of its flagship product, eCrypt for BlackBerry® smartphones;

·

commence distribution of eCrypt for BlackBerry smartphones, in accordance with all applicable import and export rules and regulations;

·

commence marketing efforts;

·

establish a contractual employment agreement with a Chief Development Officer;

·

establish a contractual employment agreement with an Operations Manager;

·

move the Company headquarters into new office space;

·

hire additional personnel including, but not limited to, an additional developer and administrative support;

·

work towards establishing trademark (already in process with Steptoe Johnson) and patent protection (currently investigating with Steptoe Johnson) for the Company’s intellectual property;

·

implement a customer support solution;

·

establish distribution channels other than Company’s eCommerce website (i.e., Strategic Distribution Alliances with service providers, carrier dealers, and software vendors);

·

implement Information Technology infrastructure redundancy; and

·

initiate the development of encryption software for device platforms other than BlackBerry Wireless Handheld device.

The foregoing business actions are goals of the Company.  There is no assurance that the Company will be able to complete any, or all, of the foregoing actions.

In the longer term, the Company’s goals include the following corporate actions related to the Company’s business operations:

·

becoming a publicly-traded company, listed on a United States stock market, with possible co-listings on foreign exchanges;

·

becoming operational on a global scale;

·

establishing the Company as a formidable presence in the information security market, with a strong reputation in the area of personal privacy; expanding the Company’s product offerings by continuing to develop innovative security solutions for personal and business use;

·

establishing distribution channels in key worldwide markets;

·

partnering with major communications carriers; and

·

acquiring other related businesses to expand the Company.

The foregoing business actions are goals of the Company.  There is no assurance that the Company will be able to complete any, or all, of the foregoing actions.

The Company anticipates that it will require approximately $750,000 of working capital to complete all of its desired business activity during the next twelve months.  The Company has earned limited revenue from both the sale of shares of its common stock through an initial private placement offering and its business operations relating to its MCNS business.  To date, the Company has suffered recurring losses from operations and has a net capital deficiency.  The Company has no current source of liquidity other than cash on hand and potential revenue from business operations.  The Company believes that it does not have sufficient funds to meet the working capital requirements to sustain its business operations for the next twelve months, or carry out its other intended business activity.

Accordingly, we believe that we will require additional capital to both continue to operate our business, and carry out our plan of operation for the next twelve (12) months.  In an effort to raise additional capital to meet the Company’s working capital requirements and complete our plan of operation for the next twelve (12) months, we anticipate conducting a private placement offering of the Company’s securities pursuant to which the Company will attempt to raise approximately $750,000 through the sale of its securities.  We may be unable to obtain the additional capital that we believe we require to conduct our

plan of operations for the next twelve (12) months.    If the Company is unable to generate any revenue or raise additional funds, it may not be able to sustain its business operations.

Liquidity and Capital Resources

Currently, we have limited operating capital.  We expect that our current capital and our other existing resources will be sufficient only to provide a limited amount of working capital, and the revenues generated from our business operations alone may not be sufficient to fund our operations or planned growth.  As noted above, we will likely require additional capital to continue to operate our business, and to further expand our business.   We may be unable to obtain the additional capital required.   Our inability to raise additional funds when required will have a negative impact on our operations, business development and financial results.

The following discussion outlines the state of our liquidity and capital resources for the six months ended September 30, 2008, compared to the period from April 19, 2007 (inception) to March 31, 2008 (fiscal year end):

Total Current Assets & Total Assets

Our unaudited balance sheet reflects that: i) as of September 30, 2008, we have total current assets of $ 44,228, as compared to total current assets of $ 20,079 at March 31, 2008, an increase of $ 24,149, or approximately 120%; and ii) as of September 30, 2008, we have total assets of $78,993, compared to total assets of $ 57,764 as of March 31, 2008, an increase of $ 21,229, or approximately 37%.  The increase in the Company’s total current assets and total assets from March 31, 2008 to September 30, 2008 was primarily attributable to changes in the Company’s cash and  prepaid expenses.

Cash   As of September 30, 2008, our audited balance sheet reflects that we have cash  of $35,831, as compared to $19,528 at March 31, 2008, an increase of $16,303, or approximately 83%.  The increase in the Company’s cash from March 31, 2008 to September 30, 2008 was primarily attributable to the fact that the Company sold its Managed Communication Network Services.

Total Current Liabilities

As of September 30, 2008, our audited balance sheet reflects that we have total liabilities of $82,376, as compared to total liabilities of $35,139 at March 31, 2008, an increase of $47,237 or approximately 134%.  The increase in the Company’s total liabilities from March 31, 2008 to September 30, 2008 was primarily attributable to changes in the Company’s Deferred Revenue.

Deferred Revenue As of September 30, 2008, our audited balance sheet reflects that we have deferred revenue of $46,350, as compared to deferred revenue of $nil as of March 31, 2008.  The increase in our deferred revenue was attributable to the fact that on July 1, 2008 the Company entered into an agreement to provide a client with network service for a one year term.  The agreement provides for a prepayment of $61,800 for the full term of the contract; $46,350 represents the unearned balance of the prepayment.

Cash Flow for the Company for September 30, 2008 as Compared to March 31, 2008

Operating Activities The Company experienced a net loss of ($45,908) during the six months ended September 30, 2008, as compared to a net loss of ($32,505) during the periods from April 19, 2007 (inception) to March 31, 2008, representing an increase of $13,403.  The increase in the net loss experienced by the Company was primarily attributable toan increase in operating expenses.

Investing Activities During the six month period ended September 30, 2008, the net cash used by the Company in investing activities was ($6,945), as compared to net cash used in investing activities of ($42,667) for the period from April 19, 2007 (inception) to March 31, 2008, a decrease of $35,722, or approximately 84%. The change in net cash used by investing activities was primarily attributable to the fact that the company did not purchase licenses or equipment during the six months ended September 30, 2008.

Financing Activities During the six month period ended September 30, 2008, the net cash provided by financing activities was $19,900, as compared to net cash used provided by financing activities of $78,930 for the period ended March 31, 2008, a decrease of $59,030, or approximately 75%. The change in net cash provided by financing activities was primarily attributable to a reduction in the number of stock subscriptions that occured during the six month period ended September 30, 2008.

Off Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements.

ITEM 3. PROPERTIES

The Company does not currently own any real property.  However, the Company has negotiated the lease of office space located at 103 - 248 East 2nd Avenue, Vancouver, British Columbia, Canada, upon the space’s completion in May 2009.  This office will serve as the Company’s headquarters. Currently the Company runs its business operations at 2129 - 4951 Netarts Hwy W, Tillamook OR, 97141.

The Company utilizes a Switzerland-based co-location facility to host its email servers and a Canadian-based co-location facility to host its eCommerce server.  The eCommerce server will serve as the mechanism through which Company will distribute its software online, for both purchase and evaluation purposes.

eCrypt owns the following internet domain names: ecryptinc.com, ecryptinc.ca, ecryptinc.org, ecryptinc.net, ecryptinc.cc, ecryptinc.mobi.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of November 10, 2008, the ownership of each person known by the Registrant to be a beneficial owner of 5% or more of its common stock. Except as otherwise noted, each person listed below is a sole beneficial owner of the shares and has sole investment and voting power as to such shares.  No person listed below has any options, warrants or other right to acquire additional securities of the Registrant except as may be otherwise noted.

Title of Class	Name and Address	Number of Shares Beneficially Owned	Percent of Class
Common	Global Capital Partners, LLC PO Box 6560 Pahrump, NV 89041	4,000,000	12%
Common	Kasia Zukowska 305 - 336 East 1st Avenue Vancovuer, BC V5T 4R6	2,400,000	7%

Security Ownership of Management

The following table sets forth, as of November 10, 2008, the ownership of each executive officer and director of the Registrant, and of all executive officers and directors of the Registrant as a group. Except as otherwise noted, each person listed below is a sole beneficial owner of the shares and has sole investment and voting power as to such shares.  No person listed below has any options, warrants or other right to acquire additional securities of the Registrant except as may be otherwise noted.

Title of Class	Name and Address	Number of Shares Beneficially Owned	Percent of Class
Common	Brad Lever(1) 305 - 336 E 1st Ave Vancouver, BC V5T4R6 Canada	8,000,000	24%
Common	Gabriel Rosu(1) 223-6198 Kathleen Ave Burnaby, BC V5H2S7 Canada	2,400,000	7%
Common	All Directors and Officers as a Group (2 in total)	10,400,000	31%

(1) Officer or Director of the Registrant

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

Directors, Executive Officers and Significant Employees

The respective positions and ages of our directors and executive officers of the Registrant are shown in the following tables. Each director has been elected to hold office until the next annual meeting of shareholders and thereafter until his successor is elected. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. There are no agreements or understandings for any officer or director to resign at the request of another person and no officer or director is acting on behalf of or will act at the direction of any other person.

Name	Age	Position	Director or Officer Since

Brad Lever	34	Director, Chief Executive Officer	April 2007
Gabriel Rosu	35	Chief Development Officer	April 2007

Biographical Information

Mr. Brad Lever – Mr. Brad Lever (“Mr. Lever”) is 34 years old.  Mr. Lever is currently the sole Director of the Company and serves as the Company’s Chief Executive Officer, Director of Sales and Marketing, and Director of Strategic Alliances and Investor Relations; he has served in these capacities since the Company’s inception.  Mr. Lever’s core functionalities are to coordinate team efforts, manage sales and marketing, and aid in the development of services and solutions which cater to the marketplace.  In addition to the work that Mr. Lever performs with the Registrant, since 2004, Mr. Lever has worked in enterprise sales for BCE, a telecommunications company, focusing on new acquisitions and providing wireless data solutions.  From 2003 to 2004, Mr. Lever was a sales executive with Sophos, Inc., a company that provides anti-virus software solutions to businesses.

Mr. Gabriel Rosu – Mr. Gabriel Rosu (“Mr. Rosu”) is 35 years old.  Mr. Rosu is currently the Company’s Chief Development Officer (“CDO”), a position he has held since the Company’s inception.  As CDO, Mr. Rosu functions as the Company’s lead software developer and eCommerce infrastructure developer.  A fully trained Java Architect, Mr. Rosu is versed in software and application design and development, service-oriented architecture, and encryption frameworks.  His primary role is to develop and test communications and information security concepts and solutions.  In addition to the work Mr. Rosu performs with the Registrant, since March 2008, Mr. Rosu has worked with Telus, a Canadian telecommunications company, as a Frameworks Lead Architect.  From 2004 through February 2008, Mr. Rosu worked with Accenture, a global management consulting, technology services and outsourcing company, as a Frameworks Lead Architect, a position in which he was responsible for deliverable planning and tracking as well as resource allocation.  From 2001 through 2004, Mr. Rosu was a Senior Software Engineer with Verb Exchange Inc., a digital communications company that provides new media marketing opportunities to advertisers, a position in which he served as a team leader and Java architect.

Family Relationships

None.

Directorships

None of the Registrant’s executive officers or directors is a director of any company with a class of equity securities registered pursuant to Section 12 of the Securities exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Involvement in Certain Legal Proceedings

None of the Registrant’s officers, directors, promoters or control persons has been involved in the past five (5) years in any of the following:

(1)

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2)

Any conviction in a criminal proceedings or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4)

Being found by a court of competent jurisdiction (in a civil action), the SEC or the U.S. Commodity Futures Trading Commission to have violated a federal or state securities laws or commodities law, and the judgment has not been reversed, suspended, or vacated.

ITEM 6. EXECUTIVE COMPENSATION

No officer or director received any remuneration from the Company during the fiscal year ended March 31, 2008.  Until the Company acquires additional capital, it is not intended that any officer or director will receive compensation from the Company other than reimbursement for out-of-pocket expenses incurred on behalf of the Company.  The Company has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Related Transactions

There were no material transactions, or series of similar transactions, during our Company’s last fiscal year, or any currently proposed transactions, or series of similar transactions, to which our Company was or is to be a party, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of the small business issuer’s total assets at year-end for the last three completed fiscal years and in which any director, executive officer or any security holder who is known to us to own of record or beneficially more than five percent of any class of our common stock, or any member of the immediate family of any of the foregoing persons, had an interest.

Director Independence

The NASDAQ Stock Market has instituted director independence guidelines that have been adopted by the Securities & Exchange Commission.  These guidelines provide that a director is deemed “independent” only if the board of directors affirmatively determines that the director has no relationship with the company which, in the board’s opinion, would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities.  Significant stock ownership will not, by itself, preclude a board finding of independence.

For NASDAQ Stock Market listed companies, the director independence rules list six types of disqualifying relationships that preclude an independence filing.  The Company’s board of directors may not find independent a director who:

1.

is an employee of the company or any parent or subsidiary of the company;

2.

accepts, or who has a family member who accepts, more than $60,000 per year in payments from the company or any parent or subsidiary of the company other than (a) payments from board or committee services; (b) payments arising solely from investments in the company’s securities; (c) compensation paid to a family member who is a non-executive employee of the company’ (d) benefits under a tax qualified retirement plan or non-discretionary compensation; or (e) loans to directors and executive officers permitted under Section 13(k) of the Exchange Act;

3.

is a family member of an individual who is employed as an executive officer by the company or any parent or subsidiary of the company;

4.

is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (a) payments arising solely from investments in the company’s securities or (b) payments under non-discretionary charitable contribution matching programs;

5.

is employed, or who has a family member who is employed, as an executive officer of another company whose compensation committee includes any executive officer of the listed company; or is, or has a family member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit.

Based upon the foregoing criteria, our Board of Directors has determined that Brad Lever is not an independent director under these rules as he is also employed by the Company as its Chief Executive Officer.

ITEM 8.  LEGAL PROCEEDINGS

The Registrant is not a party to any pending legal proceedings, and no such proceedings are known to be contemplated. No director, officer or affiliate of the Registrant, and no owner of record or beneficial owner of more than 5.0% of the securities of the Registrant, or any associate of any such director, officer or security holder is a party adverse to the Registrant or has a material interest adverse to the Registrant in reference to pending litigation.

ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

No public trading market currently exists for the Company’s securities.  Following the effecitve date of this Form 10 registration statement, the Company plans to apply for public quotation of its shares in the over-the-counter market.  This process will require the Company to find a brokerage firm to apply for listing.  There is no assuarance that a market will develop, or that a shareholder will ever be able to liquidate his or her investment.

Holders

The Registrant currently has 33,203,992 shares of common stock issued and outstanding owned by 41 owners of record.

Dividends

The Company has not declared or paid any cash dividends on its common stock during the fiscal year ended March 31, 2008.  There are no restrictions on the common stock that limit the ability of us to pay dividends if declared by the Board of Directors and  the loan agreements and general security agreements covering the Company’s assets do not limit its ability to pay dividends.  The holders of common stock are entitled to receive dividends when and if declared by the Board of Directors, out of funds legally available therefore and to share pro-rata in any distribution to the stockholders. Generally, the Company is not able to pay dividends if after payment of the dividends, it would be unable to pay its liabilities as they become due or if the value of the Company’s assets, after payment of the liabilities, is less than the aggregate of the Company’s liabilities and stated capital of all classes.

Equity Compensation Plan

We do not have an equity compensation plan.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

The following table lists the securities which the Company has sold within the past three years in transactions which were not registered under the Securities Act of 1933, as amended:

Name and Address	Date	Securities Sold Common Stock	Purchase Price Per Share	Aggregate purchase price
Frank Fletcher 35685 Heartley Rd Mission, BC V2V 4J1, Canada	October 9, 2007	800,000(1)	$0.001	$200.00
Global Capital Partners, LLC PO Box 6560 Pahrump, NV 89041	November 1, 2007	4,000,000(1)	$0.001	$1000.00
Bradley Lever 305 – 336 E 1st Ave Vancouver, BC V5T 4R6, Canada	October 25, 2007	8,000,000(1)	$0.001	$2,000.00
Diane Malamas 4526 Underwood Ave North Vancouver, BC V7K 2S2, Canada	October 30, 2007	1,600,000(1)	$0.001	$400.00
Nicole Malamas 4526 Underwood Ave North Vancouver, BC V7K 2S2, Canada	October 30, 2007	1,600,000(1)	$0.001	$400.00

Stephanie Malamas 2555 W 8th Ave Vancouver, BC V6K 2B3, Canada	October 30, 2007	1,600,000(1)	$0.001	$400.00
Maryann Malamas 7240 Winchelsea Cres Richmond, BC V7C 4E4, Canada	October 30, 2007	1,600,000(1)	$0.001	$400.00
Gabriel Rosu 223 – 6198 Kathleen Ave Burnaby, BC V5H 2S7, Canada	September 26, 2007	2,400,000(1)	$0.001	$600.00
Kasia Zukowska 305 – 336 E 1st Ave Vancouver, BC V5T 4R6, Canada	October 25, 2007	2,400,000(1)	$0.001	$600.00
Tyler Barnett 318 – 3150 W 4th Ave Vancouver, BC V6K 1R7, Canada	September 21, 2007	266,668(1)	$0.03	$2000.01
James Bebyck 106 – 3938 Albert St Vancouver, BC V5C 2E1, Canada	September 24, 2007	266,668(1)	$0.03	$2000.01
Patricia Dawson 404 – 838 W 16th Ave Vancouver, BC V5Z 1T1, Canada	November 3, 2007	40,000(1)	$0.03	$300.00
Miguel Eagles 503 – 1830 Keefer Place Vancouver, BC V6B 6B9, Canada	October 1, 2007	186,668(1)	$0.03	$1400.01
Cameron Eyojlfson 7240 Winchelsea Cres Richmond, BC V7C 4E4, Canada	November 3, 2007	66,660(1)	$0.03	$500.00
Ron Fidler 5 – 2880 W 4th Ave Vancouver, BC V6K 1R2, Canada	September 28, 2007	266,668(1)	$0.03	$2,000.01
Calvin Fox 2567 Graveley St Vancouver, BC V5K 3J5, Canada	September 24, 2007	533,332(1)	$0.03	$4,000.00
Edward Bela Handja 2451 Doly Vardaen Rd Campbell River, BC V9W 4W5, Canada	November 1, 2007	26,000(1)	$0.03	$195.00
Heidi-Lisa Handja 2451 Doly Vardaen Rd Campbell River, BC V9W 4W5, Canada	November 3, 2007	26,000(1)	$0.03	$195.00

Hightech International, S.A. 8 Grange Park, Thornford Sherborne, Dorset DT9 6QG, UK	September 26, 2007	1,400,000(1)	$0.03	$10500.00
Lesley Hawley 507 – 1755 W 14th Ave Vancouver, BC V6J 2J6, Canada	November 3, 2007	40,000(1)	$0.03	$300.00
Mike Janknegt 14 – 353 Boyce Cres Kelowna, BC V1Y 5Z7, Canada	October 17, 2007	66,664(1)	$0.03	$500.00
Carol Lever 30 – 5216 201A St Langley, BC V3A 1S4, Canada	September 24, 2007	800,000(1)	$0.03	$6000.00
Richard Lever 30 – 5216 201A St Langley, BC V3A 1S4, Canada	September 24, 2007	800,000(1)	$0.03	$6,000.00
Steven Liesch 580 E 29th Ave Vancouver, BC V5V 2R9, Canada	November 6, 2007	40,000(1)	$0.03	$300.00
Jason MacLean 901 – 151 W 2nd Ave North Vancouver, BC V4M 3P1, Canada	September 25, 2007	266,668(1)	$0.03	$2000.01
Despina Malamas 7240 Winchelsea Cres Richmond, BC V7C 4E4, Canada	November 3, 2007	66,668(1)	$0.03	$500.00
Randy Milne 413 – 8988 Hudson St Vancouver, BC V6P 6Z1, Canada	October 16, 2007	66,668(1)	$0.03	$500.00
Pall Musaev 404 – 500 Klahanie Dr Port Moody, BC V3H 5L1, Canada	September 24, 2007	266,668(1)	$0.03	$2,000.01
Beata Otkallo 308 – 140 W 17th St North Vancouver, BC V7M 1V4, Canada	October 9, 2007	266,668(1)	$0.03	$2,000.00
David Robinson 11638 227th St Maple Ridge, BC V2X 8G6, Canada	October 16, 2007	133,332(1)	$0.03	$1,000.00

Dean Shah 1346 Arbutus St Vancouver, BC V6J 3N2, Canada	October 11, 2007	133,332(1)	$0.03	$1,000.00
Nelson Soto 308 – 140 W 17th St North Vancouver, BC V7M 1V4, Canada	October 9, 2007	266,668(1)	$0.03	$2,000.00
Anna Syler 833 Lynn Valley Rd North Vancouver, BC V7J 1Z6, Canada	September 25, 2007	533,332(1)	$0.03	$4,000.00
Walter Syler 833 Lynn Valley Rd North Vancouver, BC V7J 1Z6, Canada	September 25, 2007	533.332(1)	$0.03	$4,000.00
Thoridar V Ltda. Francis Rachel Street, PO Box 1312 Vicoria, Mahe, Seychelles	November 1, 2007	1,200,000(1)	$0.03	$9,000.00
Joel Turner 3569 W 4th Ave Vancouver, BC V6R 1N9, Canada	September 21, 2007	266,668(1)	$0.03	$2,000.01
Ryan Ward 3311 Hyde Park Place Coquitlam, BC V3E 3G4, Canada	November 5, 2007	28,000(1)	$0.03	$210.00
Athanasios Zervas 3311 Hyde Park Place Coquitlam, BC V3E 3G4, Canada	November 5, 2007	28,000(1)	$0.03	$210.00
Fotios Zervas 2353 Cape Horn Ave Vancouver, BC V3K 1J7, Canada	November 5, 2007	28,000(1)	$0.03	$210.00
Michael Zervas 2353 Cape Horn Ave Vancouver, BC V3K 1J7, Canada	November 5, 2007	28,000(1)	$0.03	$210.00
Kamil Zukowski 901 – 151 W 2nd Ave North Vancouver, BC V4M 3P1, Canada	September 29, 2007	266,668(1)	$0.03	$2,000.00

(1) On October 7, 2008 the Company conducted a 4:1 forward split of its common shares.  As a result of the forward split, each of the shareholders of the Company received four (4) shares of the Company’s common stock for each one (1) share of common stock currently owned. The share numbers in the foregoing chart have been adjusted to reflect the results of the 4:1 forward split completed on October 7, 2008.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Common Stock

We are authorized to issue 500,000,000 shares without par value common stock, of which 33,203,992 shares are issued and outstanding. As of the date hereof, there are no outstanding options, warrants or other securities

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock without par value, of which none are currently issued and outstanding.

Voting Rights

Each outstanding share of the common stock is entitled to one vote in person or by proxy in all matters that may be voted upon by shareholders of the Registrant.

Cash Dividends

As of the date hereof, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, and other applicable conditions. We do not intend to pay any cash dividends in the foreseeable future but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no anti-takeover provisions that may have the effect of delaying or preventing a change in control.

Preemptive Rights

The holders of the common stock have no preemptive or other preferential rights to purchase additional shares of any class of the Registrant's capital stock in subsequent stock offerings.

Liquidation Rights

In the event of the liquidation or dissolution of the Registrant, the holders of the common stock are entitled to receive, on a pro rata basis, all assets of the Registrant remaining after the satisfaction of all liabilities.

Conversion and Redemption Rights

The shares of the Registrant’s common stock have no conversion rights and are not subject to redemption. All of the issued and outstanding shares of the Registrant’s common stock are, and the unissued shares in this offering, when sold and paid for, will be duly authorized, fully paid, non-assessable and validly issued.

Convertible Debenture

On July 02, 2007, in return for a loan of capital, the Company issued a convertible debenture with a face value totaling $23,800. This loan, or any portion, is convertible at any time until paid in full at a rate of 1 common share per $0.001 of the debt converted.  The loan bears interest at an annual rate of 12% percent compounded monthly.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Articles of Incorporation and Bylaws include provisions requiring the Company to provide indemnification for officers, directors, and other persons.  The following describes the terms of the indemnification:

Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer employee or agent of the corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.

Additionally, the Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of suit, litigation or other proceedings which is specifically permissible under applicable law.

ITEM 13.  FINANACIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements required to be included in this registration statement appear at the end of the registration statement beginning on page F-1.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANT

We have had no changes in or disagreements with our accountants required to be disclosed pursuant to Item 304 of Regulation S-K.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

The following financial statements are filed at a part of this registration statement:

Audited financial statements for eCrypt Technologies, Inc. for the six months ended September 30, 2008 and the period form April 19, 2007 (Inception) to March 31, 2008.

(b)

The following exhibits are furnished with this registration statement

3.1	Articles of Incorporation of eCrypt Technologies, Inc. incorporated by reference from exhibit to Form 10 filed with the Securities and Exchange Commission on November 10, 2008.

3.2	Bylaws of eCrypt Technologies, Inc. incorporated by reference from exhibit to Form 10 filed with the Securities and Exchange Commission on November 10, 2008.

10.1

OEM License Agreement, dated January 31, 2008 by and between Certicom Corp. and eCrypt Technologies, Inc. incorporated by reference from exhibit to Form 10 filed with the Securities and Exchange Commission on November 10, 2008.

10.2

Blackberry Alliance Program – Master Alliance Agreement, dated April 2, 2008 by and between Research in Motion Limited and eCrypt Technologies, Inc. incorporated by reference from exhibit to Form 10 filed with the Securities and Exchange Commission on November 10, 2008.

10.3	Standard Non-Disclosure Agreement. incorporated by reference from exhibit to Form 10 filed with the Securities and Exchange Commission on November 10, 2008.

10.4

Software Development Partnership Agreement, dated April 23, 2007 by and between eCrypt Technologies, Inc. and Gabi Rosu, incorporated by reference from exhibit to Form 10 filed with the Securities and Exchange Commission on November 10, 2008.

10.5	Commodity Classification Document, incorporated by reference from exhibit to Form 10 filed with the Securities and Exchange Commission on November 10, 2008.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

eCrypt Technologies, Inc.

By: /s/ Brad Lever, Chief Executive Officer

Date: December  1, 2009

eCRYPT TECHNOLOGIES, INC.

IIN

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

eCrypt Technologies, Inc.

2129-4951 Netarts Hwy.W

Tillamook, OR 97141

We have audited the accompanying balance sheets of eCrypt Technologies, Inc. (A Development Stage Enterprise) as of March 31, 2008 and the related statements of operations, stockholders’ (deficit) and cash flows from inception (April 19, 2007) through March 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eCrypt Technologies, Inc. (A Development Stage Enterprise) as of March 31, 2008 and the results of its operations and cash flows from inception (April 19, 2007) through March 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 12 to the financial statements, the Company’s total assets and total stockholders’ equity, for the year ended March 31, 2008 have been restated from previously reported amounts.  We also audited the adjustments described in Note 12 that were applied to restate the 2008 financial statements.  In our opinion, such adjustment are appropriate and have been properly applied..

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the financial statements, the Company has suffered losses from operations and the Company has an accumulated deficit of ($32,505), all of which raise substantial doubt about its ability to continue as a going concern. Management’s plan in regards to these matters is also described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith & Company, LLC

Henderson, Nevada

November 18, 2009

2580 Anthem Village Dr., Henderson, NV 89052 Telephone (702) 563-1600 ● Facsimile (702) 920-8049	Member Firm with Russell Bedford International

eCrypt Technologies, Inc.
(A Development Stage Company)
BALANCE SHEETS
As of September 30, 2008 and March 31, 2008

	September 30,	March 31,
	2008	2008
	(Unaudited)	(Audited)
	(Restated)	(Restated)
ASSETS

CURRENT ASSETS
Cash	$ 35,831	$ 19,528
Interest receivable	59	398
Prepaid expenses	8,338	153
TOTAL CURRENT ASSETS	44,228	20,079

Property and equipment, net	26,987	28,241

OTHER ASSETS
License-net	7,778	9,444
TOTAL OTHER ASSETS	7,778	9,444

TOTAL ASSETS	$ 78,993	$ 57,764

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 8,449	$ 9,109
Accrued interest on convertible loan-related party	3,777	2,230
Deferred revenue	46,350	-
Convertible loan-related party	23,800	23,800
TOTAL CURRENT LIABILITIES	82,376	35,139

TOTAL LIABILITIES	82,376	35,139

STOCKHOLDERS' EQUITY
Common stock (500,000,000 shares authorized; par value .001;
33,203,992 shares issued and outstanding)	33,204	29,004
Additional paid in capital	41,826	26,126
Subscription payable	-	-
Deficit accumulated during the development stage	(78,413)	(32,505)
TOTAL STOCKHOLDERS' EQUITY	(3,383)	22,625

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 78,993	$ 57,764

The accompanying notes are an integral part of these financial statements.

eCrypt Technologies, Inc.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(Unaudited)

	For the six months ended September 30, 2008	Cumulative amount from inception (April 19, 2007) to March 31, 2008	Cumulative amount from inception (April 19, 2007) to September 30, 2008
	(Restated)	(Restated)	(Restated)

REVENUES
Sales	$ 15,450	$ 11,000	$ 26,450

OPERATING EXPENSES
Amortization and depreciation	9,865	4,982	14,847
General and administrative	34,085	23,464	57,549
Professional fees	15,818	11,922	27,740
TOTAL OPERATING EXPENSES	59,768	40,368	100,136

OPERATING LOSS	(44,318)	(29,368)	(73,686)

OTHER INCOME AND (EXPENSES)
Interest expense	(1,746)	(3,535)	(5,281)
Interest income	156	398	554
TOTAL OTHER INCOME AND (EXPENSES)	(1,590)	(3,137)	(4,727)

NET LOSS BEFORE INCOME TAXES	(45,908)	(32,505)	(78,413)

PROVISION FOR INCOME TAXES	-	-	-

NET LOSS	$ (45,908)	$ (32,505)	$ (78,413)

Earnings (Loss) per Share
Basic	-	-

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	33,203,992	9,679,828

The accompanying notes are an integral part of these financial statements.

eCrypt Technologies, Inc.
(A Development Stage Company)
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
For the period from inception (April 19, 2007) to September 30, 2008
(Unaudited)

				Stock	Retained	Total
Par Value of $0.001	Common Shares		Paid in	Subscriptions	Earnings	Stockholders'
	Number	Amount	Capital	Payable	(Deficit)	Equity

Balance at April 19, 2007 (Date of Inception)	-	$ -	$ -	$ -	$ -	$ -
Shares issued	29,003,992	29,004	26,126	-	-	55,130
Net loss for the period	-	-	-	-	(32,505)	(32,505)

Balance March 31, 2008	29,003,992	$ 29,004	$ 26,126	$ -	$ (32,505)	$ 22,625

Shares issued	4,200,000	4,200	15,700	-	-	19,900
Net loss for the period	-	-	-	-	(27,021)	(27,021)

Balance June 30, 2008	33,203,992	$ 33,204	$ 41,826	$ -	$ (59,526)	$ 15,504

Stock subscriptions	-	-	-	-	-	-
Net loss for the period	-	-	-	-	(18,887)	(18,887)

Balance September 30, 2008	33,203,992	$ 33,204	$ 41,826	$ -	$ (78,413)	$ (3,383)

The accompanying notes are an integral part of these financial statements.

eCrypt Technologies, Inc.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)

	September 30, 2008	Cumulative amount from inception (April 19, 2007) to March 31, 2008	Cumulative amount from inception (April 19, 2007) to September 30, 2008
	(Restated)	(Restated)	(Restated)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (45,908)	$ (32,505)	$ (78,413)
Adjustments for non-cash Items:
Amortization and depreciation	9,865	4,982	14,847
Interest on convertible debt-related party	1,548	2,230	3,777
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	(661)	9,109	8,448
Interest receivable	339	(398)	(59)
Deferred revenue	46,350	-	46,350
Prepaid expenses	(8,185)	(153)	(8,338)
NET CASH USED IN OPERATING ACTIVITIES	3,348	(16,735)	(13,388)

CASH FLOWS FROM INVESTING ACTIVITIES
License	-	(10,000)	(10,000)
Computer equipment	(1,686)	(5,510)	(7,195)
Computer software	(5,259)	(8,075)	(13,334)
Equipment	-	(19,082)	(19,082)
NET CASH USED IN INVESTING ACTIVITIES	(6,945)	(42,667)	(49,611)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from common stock issuance	19,900	55,130	75,030
Stock subscriptions	-	-	-
Proceeds from convertible loan-related party	-	23,800	23,800
NET CASH PROVIDED BY FINANCING ACTIVITIES	19,900	78,930	98,830

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	16,303	19,528	35,831

CASH AND CASH EQUIVALENTS
Beginning of year	19,528	-	-

End of year	$ 35,831	$ 19,528	$ 35,831

Supplemental disclosures of cash flow information:
Interest on convertible loan-related party	$ 1,548	$ 2,230	$ 3,777

The accompanying notes are an integral part of these financial statements.

eCRYPT TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

For the Period from inception (April 19, 2007) to September 30, 2008

1.

Nature of Operations

eCrypt Technologies Inc., a Colorado corporation (“the Company”), was incorporated on April 19, 2007.  The Company develops and sells encryption software which secures the transmission of, storage of, and access to digital information.  Software applications range from device based (for Personal Digital Assistants (“PDAs”), wireless handheld devices, laptop and desktop computers, pocket computers, cellular phones, smartphones, and other file storage devices), to server-based encryption software for email servers and for file-store server.

In addition to information security software, the Company also offers IT Consulting and Managed Private Network Services.

2.

Significant Accounting Policies

Basis of Presentation

The financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles of the United States of America (“US GAAP”). Interim results are not necessarily indicative of results for a full year. The information included in this Form l0-Q should be read in conjunction with information included in the Form I0-K.

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position as of September 30, 2008 and the results of operations and cash flows presented herein have been included in the financial statements.  Operating results for the six months ended September 30, 2008 are not necessarily indicative of the results that may be expected for the year ending March 31, 2009.  The financial statements should be read in conjunction with the Form 10-K for the year ended March 31, 2008 of the Company.

The  Company  has  evaluated  subsequent  events  through  the  date  which the financial statements were available to be issued, November 18, 2009.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that impact the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as at the date of the financial statements and the reported amounts of revenue and expense during the reporting period.  Actual results could differ from those estimates.

Cash, Cash Equivalents and Investments

Cash equivalents consist of highly liquid investments with original maturities at the date of purchase of three months or less.  Short term investments mature in less than one year from the balance sheet date.

The Company places its cash and short-term investments with financial institutions with high credit quality investments in accordance with its investment policy designed to protect the principal investment.  Therefore, the Company believes that its exposure due to concentration of credit risk is minimal and has not experienced credit losses on investments in these instruments to date.

Property and Equipment

Property and Equipment are stated at cost less accumulated depreciation.  Depreciation is calculated using the straight line basis over their useful lives:

eCRYPT TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

For the Period from inception (April 19, 2007) to September 30, 2008

2.

Significant Accounting Policies (cont’d)

Property and Equipment (cont’d)

Computer equipment	2 years straight line basis
Computer software	1 years straight line basis
Equipment	5 years straight line basis

Revenue Recognition

Product revenue and miscellaneous income are recognized as earned.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”, which requires an asset and liability approach to financial accounting and reposting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce the deferred tax assets to the amount expected to be realized. Income tax expense is payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Comprehensive Income

SFAS No.130, “Reporting Comprehensive Income”, requires the presentation of comprehensive income, in addition to the existing statements of operations. Comprehensive income is defined as the change in equity during the year from transactions and other events, excluding the changes resulting from investments by owners and distributions to owners.

Related Parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions.  Parties are also considered to be related if they are subject to common control or common significant influence.

Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, highly liquid short-term investments, interest receivable, accounts payable and accrued liabilities, stockholder loans and a convertible loan.  The Company does not hold or issue financial instruments for trading purposes and does not hold any derivative financial instruments.

The Company’s investment policy is to achieve, in order of importance, the financial objectives of preservation of principal, liquidity and return on investment.  Investments are made in U.S. obligations and bank securities provided the obligations are guaranteed or carry ratings appropriate for the policy.

eCRYPT TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

For the Period from inception (April 19, 2007) to September 30, 2008

2.

Significant Accounting Policies (cont’d)

The policy risks are primarily the opportunity cost of the conservative nature of the allowable investments.  As the Company is currently in the development stage, the Company has chosen to avoid investments of a trade or speculative nature.

Foreign Currency Translation

The measurement currency of the Company is the U.S. dollar. Transactions in foreign currencies are translated at the exchange rate in effect at the transaction date.  Monetary assets and liabilities denominated in other than the measurement currency are translated at the exchange rates in effect at the balance sheet date.  The resulting exchange gains and losses are recognized in earnings.

Net Earnings (Loss) per Share

Basic and diluted net loss per share information is presented under the requirements of SFAS No.128, Earnings per Share. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period, less shares subject to repurchase. Diluted net loss per share reflects the potential dilution of securities by adding other common stock equivalents, including stock options, shares subject to repurchase, warrants and convertible notes in the weighted-average number of common shares outstanding for a period, if dilutive. The computation of earnings (loss) per share is as follows:

	Three months ended September 30, 2008	Six months ended September 30, 2008	Year ended March 31, 2008
Net Loss	$ (18,887)	$ (45,908)	$ (32,505)
Weighted-average number of shares outstanding
Basic	33,203,992	33,203,992	9,679,828
Earnings (Loss) per share
Basic	-	-	-

3.

Property and Equipment

The components of the Company’s equipment are presented below:

eCRYPT TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

For the Period from inception (April 19, 2007) to September 30, 2008

3.

Property and Equipment (cont’d)

		September 30, 2008		March 31,
		Accumulated		2008
	Cost	Amortization	Net	Net

Computer equipment	$7,195	$2,203	$4,992	$4,821
Computer software	13,334	7,347	$5,987	5,504
Equipment	19,082	3,074	$16,008	17,916

	$39,611	$12,624	$26,987	$28,241

Intangibles

The components of the Company’s license are presented below:

		September 30, 2008		March 31,
		Accumulated		2008
	Cost	Amortization	Net	Net

License	$10,000	$2,222	$7,778	$9,444

	$10,000	$2,222	$7,778	$9,444

4.

Stockholders’ Equity

a)           Authorized:

500,000,000 Common shares with par value $0.001 each

10,000,000 Preferred shares with no par value

b)

33,203,992 Common shares issued or outstanding.

5.

Stock Subscriptions

The Company issued private placement subscription agreements. The total amount of common shares subscribed for cash as at September 30, 2008 and March 31, 2008 is 0.

6.

Convertible Loan-Related Party

On July 02, 2007, the Company issued a convertible debenture with a face value totaling $23,800. This loan, or any portion, is convertible at any time until paid in full at a rate of 1 common share per $0.001 of the debt converted.  The loan bears interest at an annual rate of 12% percent compounded monthly. In

eCRYPT TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

For the Period from inception (April 19, 2007) to September 30, 2008

6.

Convertible Loan-Related Party (cont’d)

accordance with EITF 98-5 the intrinsic value of the beneficial conversion feature has been recorded and valued at $-0.

7.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred $12,936 of advertising expense included in General and Administrative expenses for the six months ended September 30, 2008 and $0 for the period September 30, 2007.

8.        Deferred Revenue, Commitments, and Contingencies

On July 1, 2008 the Company entered into an agreement to provide a client with network services for a one year term.  The agreement provides for a prepayment of $61,800 for the full term of the contract. $46,350 represents the unearned balance of the prepayment.

9.

Uncertainty as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. These plans, if successful, will mitigate the factors which raise substantial doubt about the Company’s ability to continue as a going concern.

These financial statements do not include any adjustment relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

10.

 Recent Accounting Pronouncements

Accounting for Transfers of Financial Assets

In June 2009,  the  FASB  issued  SFAS  No. 166,  "Accounting  for Transfers of Financial  Assets,  an  amendment  to  SFAS  No. 140,"  ("SFAS 166"). SFAS  166 eliminates  the concept of a "qualifying special-purpose entity," changes  the requirements  for  derecognizing  financial  assets,  and  requires additional disclosures  in  order  to  enhance  information reported to users of financial statements  by providing greater transparency  about  transfers  of  financial assets, including  securitization transactions,  and  an  entity's  continuing involvement  in  and  exposure  to  the  risks related to transferred financial assets.  SFAS 166 is effective for fiscal years  beginning  after  November 15, 2009. The  Company  will  adopt  SFAS 166  in fiscal 2010. The Company does not expect  that  the  adoption of SFAS 166 will have  a  material  impact  on  the financial statements.

eCRYPT TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

For the Period from inception (April 19, 2007) to September 30, 2008

10.

 Recent Accounting Pronouncements (cont’d)

In May 2009, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 165 (ASC 855-10), “Subsequent Events” (SFAS 165). SFAS 165 (ASC 855-10) establishes authoritative accounting and disclosure guidance for recognized and non-recognized subsequent events that occur after the balance sheet date but before financial statements are issued. SFAS 165 also requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The Company does not expect the adoption of SFAS 165 (ASC 855-10) will have a material impact on its financial condition or results of operation.

In April 2009, the FASB issued FSP No. FAS 157-4 (ASC 820-10). “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4”) (ASC 820-10).  FSP FAS 157-4 (ASC 820-10) provides guidance on estimating fair value when market activity has decreased and on identifying transactions that are not orderly.  Additionally, entities are required to disclose in interim and annual periods the inputs and valuation techniques used to measure fair value.  This FSP is effective for interim and annual periods ending after June 15, 2009.  The Company does not expect the adoption of FSP FAS 157-4 (ASC 820-10) will have a material impact on its financial condition or results of operation.

In October 2008, the FASB issued FSP No. FAS 157-3 (ASC 820-10), “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active,” (“FSP FAS 157-3”) (ASC 820-10), which clarifies application of SFAS 157 in a market that is not active.  FSP FAS 157-3 (ASC 820-10) was effective upon issuance, including prior periods for which financial statements have not been issued.  The adoption of FSP FAS 157-3 (ASC 820-10) had no impact on the Company’s results of operations, financial condition or cash flows.

In December 2008, the FASB issued FSP No. FAS 140-4 and FIN 46(R)-8 (ASC 860-10), “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities.”  This disclosure-only FSP improves the transparency of transfers of financial assets and an enterprise’s involvement with variable interest entities, including qualifying special-purpose entities.  This FSP is effective for the first reporting period (interim or annual) ending after December 15, 2008, with earlier application encouraged.  The Company adopted this FSP effective January 1, 2009.  The adoption of the FSP had no impact on the Company’s results of operations, financial condition or cash flows.

In December 2008, the FASB issued FSP No. FAS 132(R)-1 (ASC 715-20-65), “Employers’ Disclosures about Postretirement Benefit Plan Assets” (“FSP FAS 132(R)-1”) (ASC 715-20-65).  FSP FAS 132(R)-1 (ASC 715-20-65) requires additional fair value disclosures about employers’ pension and postretirement benefit plan assets consistent with guidance contained in SFAS 157.  Specifically, employers will be required to disclose information about how investment allocation decisions are made, the fair value of each major category of plan assets and information about the inputs and valuation techniques used to develop the fair value measurements of plan assets. This FSP is effective for fiscal years ending after December 15, 2009.  The Company does not expect the adoption of FSP FAS 132(R)-1 (ASC 715-20-65) will have a material impact on its financial condition or results of operation.

In September 2008, the FASB issued exposure drafts that eliminate qualifying special purpose entities from the guidance of SFAS No. 140, (ASC 860-10) “Accounting for Transfers and Servicing of Financial  Assets and  Extinguishments of Liabilities,” and  FASB  Interpretation 46 (revised December 2003) (ASC 810-10), “Consolidation of  Variable  Interest Entities − an interpretation of ARB  No. 51,” as well as other modifications.  While the proposed revised pronouncements have not been finalized and the proposals are subject to further public comment, the Company anticipates the changes will not have a significant impact on the Company’s financial statements.  The changes would be effective March 1, 2010, on a prospective basis.

eCRYPT TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

For the Period from inception (April 19, 2007) to September 30, 2008

10.

 Recent Accounting Pronouncements (cont’d)

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1 (ASC 260-10), Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, (“FSP EITF 03-6-1”). FSP EITF 03-6-1 (ASC 260-10) addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, “Earnings per Share.” FSP EITF 03-6-1 (ASC 260-10) is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1 (ASC 260-10); neither do we believe that FSP EITF 03-6-1 (ASC 260-10) would have material effect on our consolidated financial position and results of operations if adopted.

 In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, (ASC 944-20) “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 (ASC 944-20) clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 (ASC 944-20) is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 (ASC 944-20) has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161 (ASC 815-10), Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161 (ASC 815-10), but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after

eCRYPT TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

For the Period from inception (April 19, 2007) to September 30, 2008

10.

 Recent Accounting Pronouncements (cont’d)

December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160 (ASC 810-10), Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007).

The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007) (ASC 805-10), Business Combinations’.  This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160 (ASC 810-10), Noncontrolling Interests in Consolidated Financial Statements.  The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In February 2007, the FASB, issued SFAS No. 159 (ASC 825-10), The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FASB Statement No. 115.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 (ASC 825-10) is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 (ASC 820-10) Fair Value Measurements.

eCRYPT TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

For the Period from inception (April 19, 2007) to September 30, 2008

10.

 Recent Accounting Pronouncements (cont’d)

The Company will adopt SFAS No. 159 (ASC 825-10) beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157 (ASC 820-10), Fair Value Measurements  This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

11.

Subsequent events

On July 1, 2008 the Company entered into an agreement to provide a client with network services for a one year term.  The agreement provides for a prepayment of $61,800 for the full term of the contract.

On October 9, 2008, the company announced a 4:1 forward stock split on its common shares. 33,203,992 common shares were issued for 8,300,998 stock subscriptions.

As disclosed on Form 8-KA filed with the Securities and Exchange Commission on November 13, 2009, on November 12, 2009, the Board of Directors of the Company, consented to and approved a Four-for-one forward split of the Company’s 33,379,554 issued and outstanding shares of common stock (the “Forward Split”) while maintaining the current number of authorized shares of common stock (500,000,000 shares) and the current par value per share ($0.001). The Company set the Record Date for determining the shareholders entitled to receive the Forward Split shares as November 12, 2009.  Pursuant to Rule 10b-17, the Forward Split will become effective 10 days following the submission of the required notification forms to FINRA. The Company anticipates the effective date to be November 24, 2009 (the “Effective Date”).  As a result of the Forward Split, all shareholders of record on the Record Date will receive 4 shares of common stock for every one share of common stock they currently own.  On the Effective Date, the Company’s transfer agent will cause to be issued and mailed to the eligible shareholders of record, three additional shares of common stock for each share of common stock held by the shareholder, thereby effectuating the Forward Split on a 4:1 basis.  The Forward Split will result in the increase in the number of shares of the Company’s common stock issued and outstanding to 133,518,216 while keeping the number of authorized shares and par value of such shares the same.

12.

Restatements

On September 15, 2009 the Company determined that a restatement of its previously filed financial statements for the period of April 17, 2007 (Inception) to March 31, 2008 was necessary to properly value the $23,800 of convertible loan-related party.  This loan, or any portion, is convertible at any time until paid in full at a rate of 1 common share per $0.001 of the debt converted.  The loan bears interest at an annual rate of 12% percent compounded monthly. In accordance with EITF 98-5 the intrinsic value of the beneficial conversion feature has been recorded and valued at $0.

eCRYPT TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

For the Period from inception (April 19, 2007) to September 30, 2008

12.

Restatements (cont’d)

On October 09, 2008 the Company announced a 4:1 forward stock split on its common shares. 33,203,992 common shares were issued for 8,300,998 common shares.  Also, the company elected to issues all shares of stock as of the date of subscription.

On November 6, 2009 the Company determined that a license fee of $10,000 was improperly included in prepaid expense and has reclassified the license fee as an intangible asset.  The asset is being amortized over 3 years.

On November 6, 2009 the Company determined that certain assets were incorrectly classified and reclassified these assets.  The Company also adjusted depreciation to reflect these assets.

The effect of these restatements on the Company’s previously issued unaudited September 30, 2008 and audited March 31, 2008 financial statements is detailed below:

(continued on following pages)

eCRYPT TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

For the Period from inception (April 19, 2007) to September 30, 2008

12.

Restatements (cont’d)

Balance Sheet September 30, 2008

	Previously
	Reported	Adjustment		As Restated
ASSETS

CURRENT ASSETS
Cash	$ 35,831	$ -		$ 35,831
Interest receivable	59	-		59
Prepaid expenses	13,135	(4,796)	(1)	8,338
TOTAL CURRENT ASSETS	49,025	(4,796)		44,228

Property and equipment, net	32,192	(5,205)	(4)	26,987

OTHER ASSETS
License-net	-	7,778	(1)	7,778
TOTAL OTHER ASSETS	-	(7,778)		7,778

TOTAL ASSETS	$ 81,217	$ (2,223)		$ 78,993

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 8,449	$ -		$ 8,449
Accrued interest on convertible loan-related party	3,777	-		3,777
Deferred revenue	46,350	-		46,350
Convertible loan-related party	23,800	-		23,800
TOTAL CURRENT LIABILITIES	82,376	-		82,376

TOTAL LIABILITIES	82,376	-		82,376

STOCKHOLDERS' EQUITY
Common stock (500,000,000 shares authorized; par value .001;
33,203,992 shares issued and outstanding)	-	33,204	(2)	33,204
Additional paid in capital	166,600	(124,774)	(2)	41,826
Subscription payable	75,030	(75,030)	(2)	-
Deficit accumulated during the development stage	(242,789)	164,377	(1)(3)	(78,413)
TOTAL STOCKHOLDERS' EQUITY	(1,159)	(2,223)		(3,383)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 81,217	$ (2,223)		$ 78,993

eCRYPT TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

For the Period from inception (April 19, 2007) to September 30, 2008

12.

Restatements (cont’d)

Statement of Operations for the Period of April 19, 2007 (Inception) to September 30, 2008

	Previously Reported	Adjustments		As Restated

REVENUES
Sales	$ 26,450	$ -		$ 26,450

OPERATING EXPENSES
Amortization and depreciation	12,624	2,223	(1)(4)	14,847
General and administrative	57,475	73		57,549
Professional fees	27,740	-		27,740
TOTAL OPERATING EXPENSES	97,839	2,296		100,136

OPERATING LOSS	(71,389)	(2,296)		(73,686)

OTHER INCOME AND (EXPENSES)
Interest expense	(171,954)	166,673	(2)	(5,281)
Interest income	554	-		554
TOTAL OTHER INCOME AND (EXPENSES)	(171,400)	166,673		(4,727)

NET LOSS BEFORE INCOME TAXES	(242,789)	164,377		(78,413)

PROVISION FOR INCOME TAXES	-	-		-

NET LOSS	$ (242,789)	$ 164,377		$ (78,413)

Per Share Effect of Changes

Earnings (loss) per share
Basic	$ 0.05	$ (0.01)		$ (0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	4,445,061			33,203,992

eCRYPT TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

For the Period from inception (April 19, 2007) to September 30, 2008

12.

Restatements (cont’d)

Statement of Cash Flows for the Period April 19, 2007 (Inception) to September 30, 2008

	Reported	Adjustments		As Restated

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (242,789)	$ 164,377	(1)(3)	$ (78,413)
Adjustments for non-cash Items:
Amortization and depreciation	12,624	2,223	(1)(4)	14,847
Interest on convertible debt-related party	166,600	(162,823)	(3)	3,777
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	12,225	(3,777)		8,448
Interest receivable	(59)	-		(59)
Deferred revenue	46,350	-		46,350
Prepaid expenses	(13,134)	4,796	(1)	(8,338)
NET CASH USED IN OPERATING ACTIVITIES	(18,183)	(4,796)		(13,388)

CASH FLOWS FROM INVESTING ACTIVITIES
License	-	(10,000)	(1)	(10,000)
Computer equipment	(8,799)	1,604	(4)	(7,195)
Computer software	(16,935)	3,602	(4)	(13,334)
Equipment	(19,082)	-		(19,082)
NET CASH USED IN INVESTING ACTIVITIES	(44,816)	(4,796)		(49,611)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from common stock issuance	-	75,030	(2)	75,030
Stock subscriptions	75,030	(75,030)	(2)	-
Proceeds from convertible loan-related party	23,800	-		23,800
NET CASH PROVIDED BY FINANCING ACTIVITIES	98,830	0		98,830

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	35,831	(0)		35,831

CASH AND CASH EQUIVALENTS
Beginning of year	-	-		-

End of year	$ 35,831	$ (0)		$ 35,831

eCRYPT TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

For the Period from inception (April 19, 2007) to September 30, 2008

12.

Restatements (cont’d)

Statement of Stockholders' Equity (Deficit) for the Period April 19, 2007 (Inception) to September 30, 2008

	Previously
	Reported	Adjustments		As Restated
Number of Shares:
Shares issued for cash	-	33,203,992		33,203,992
	-	33,203,992		33,203,992

Par value of stock	$ -	$ 33,204	(2)	$ 33,204
Additional paid in capital	166,600	(124,774)	(2)	41,826
Stock subscriptions payable	75,030	(75,030)	(2)	-
Net loss	(242,789)	164,378	(1)(3)	(78,413)
Total equity	$ (1,159)	$ (2,222)		$ (3,383)

eCRYPT TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

For the Period from inception (April 19, 2007) to September 30, 2008

12.

Restatements (cont’d)

Balance Sheet March 31, 2008
	Previously
	Reported	Adjustment		As Restated
ASSETS

CURRENT ASSETS
Cash	$ 19,528	$ -		$ 19,528
Interest receivable	398	-		398
Prepaid expenses	11,150	(10,997)	(1)	153
TOTAL CURRENT ASSETS	31,076	(10,997)		20,079

Property and equipment, net	28,241	-		28,241

OTHER ASSETS
License-net	-	9,444	(1) (4)	9,444
TOTAL OTHER ASSETS	-	9,444		9,444

TOTAL ASSETS	$ 59,317	$ (1,553)		$ 57,764

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 9,109	$ -		$ 9,109
Accrued interest on convertible loan-related party	2,230	-		2,230
Deferred revenue	-	-		-
Convertible loan-related party	23,800	-		23,800
TOTAL CURRENT LIABILITIES	35,139	-		35,139

TOTAL LIABILITIES	35,139	-		35,139

STOCKHOLDERS' EQUITY
Common stock (500,000,000 shares authorized; par value .001;
29,003,992 Shares Issued and Outstanding)	-	29,004	(2)	29,004
Additional paid in capital	166,600	(140,474)	(2)	26,126
Subscription payable	55,130	(55,130)	(2)	-
Deficit accumulated during the development stage	(197,552)	165,047	(1)(3)	(32,505)
TOTAL STOCKHOLDERS' EQUITY	24,178	(1,553)		22,625

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 59,317	$ (1,553)		$ 57,764

eCRYPT TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

For the Period from inception (April 19, 2007) to September 30, 2008

12.

Restatements (cont’d)

Statement of Operations for the Period of April 19, 2007 (Inception) to March 31, 2008

	Previously Reported	Adjustments		As Restated

REVENUES
Sales	$ 11,000	$ -		$ 11,000

OPERATING EXPENSES
Amortization and Depreciation	4,426	556	(1) (4)	4,982
General and Administrative	23,391	72		23,464
Professional Fees	10,925	996		11,922
TOTAL OPERATING EXPENSES	38,742	1,624		40,368

OPERATING LOSS	(27,742)	(1,624)		(29,368)

OTHER INCOME AND (EXPENSES)
Interest expense	(170,208)	166,673	(2)	(3,535)
Interest income	398	-		398
TOTAL OTHER INCOME AND (EXPENSES)	(169,810)	166,673		(3,137)

NET LOSS BEFORE INCOME TAXES	(197,552)	165,047		(32,505)

PROVISION FOR INCOME TAXES	-	-		-

NET LOSS	$ (197,552)	$ 165,047		$ (32,505)

Per Share Effect of Changes

Earnings (loss) per share
Basic	$ 0.08	$ (0.01)		$ (0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	2,484,325			9,679,828

eCRYPT TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

For the Period from inception (April 19, 2007) to September 30, 2008

12.

Restatements (cont’d)

Statement of Stockholders' Equity (Deficit) for the Period April 19, 2007 (Inception) to March 31, 2008

	Previously
	Reported	Adjustments		As Restated
Number of Shares:
Shares Issued for Cash	-	29,003,992		29,003,992
	-	29,003,992		29,003,992

Par Value of Stock	$ -	$ 29,004	(2)	$ 29,004
Additional Paid in Capital	166,600	(140,474)	(2)	26,126
Stock Subscriptions Payable	55,130	(55,130)	(2)	-
Net Loss	(197,552)	165,047	(1)(3)	(32,505)
Total Equity	$ 24,178	$ (1,553)		$ 22,625

Explanations for adjustments:

(1)

The license fee originally recorded as a prepaid expense has been reclassified and is being amortized

(2)

The value of the convertible debt was calculated incorrectly

(3)

To reflect stock subscriptions converted to common stock and 4 for 1 forward stock split subsequently announced

(4)

To reflect reclassification of assets and adjust depreciation for these assets